UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) July 29, 2005
ADSTAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-15363	22-3666899

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4553 Glencoe Avenue, Suite 325
Marina del Rey, California 90292
(Address Of Principal Executive Office) (Zip Code)
Registrant’s telephone number, including area code (310) 577-8255

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On July 27, 2005, Mr. Michael P. Dubreuil was appointed to the board of directors of AdStar, Inc. (“AdStar”). Mr. Dubreuil qualifies as an “independent” director as that term is used in Item 7 (d) (3)(iv) of Schedule 14A under the Securities Exchange Act of 1934 and under Nasdaq’s Marketplace Rules. Mr. Dubreuil has also been appointed as a member of AdStar’s audit committee.
     Mr. Dubreuil, age 47, has been a Director and Chairman or Co-Chairman of the Board of SecureD Services, Inc. since September, 2003. SecureD Services, Inc. is a provider of comprehensive security solutions to enable large organizations to administer, control, and audit all user logins and access privileges for their complement of enterprise applications.
     Mr. Dubreuil has over 20 years of experience in team building, sales, start-up, and acquisitions. He started SecureD Services, Inc in November 2002. Prior to that he founded Dolfin.com, Inc in May 1998 and holds the positions of CEO and Chairman. Mr. Dubreuil was involved with the startup of USWeb, a successful international Web site development company that grew organically, and through many acquisitions to over 2000 employees in North America, Europe and Asia, with sales approaching $300 million. Prior to USWeb, Mr. Dubreuil served as President of Key Witness, a startup Internet Security Technology company providing secure identification technology (digital certificates) for electronic commerce. In 1995, Mr. Dubreuil was involved in the startup of iStar Internet, as Executive, Business Development, which grew through acquisitions to become Canada’s largest national ISP. He developed iSTAR’s Value Added Services strategies, including Hosting, Web development, Intranets and E-Commerce and Security Services. In 1990, Mr. Dubreuil co-founded BGI Systems Integration, a firm that specializes in providing Technical Call Center services for Apple Canada, IBM Canada and others. In 1988, he led the founding and development of Businessland Canada, a wholly-owned subsidiary of Businessland U.S., into a $60 million computer integrations firm providing systems integration services, network consulting and computer education services to the Financial Post 1000. While at Businessland he led, in partnership with IBM Canada, the acquisition of GE Computer Services. Mr. Dubreuil holds a B.S. in Mathematics from the University of Waterloo where he focused on computer science, business and economics.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

AdStar, Inc.
Dated: August 2, 2005	By:	/s/ Leslie Bernhard
Leslie Bernhard, Chief Executive Officer